EXHIBIT 99.1

SigmaTron International, Inc. Press Release

    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--Sept. 2, 2004--SigmaTron International, Inc. (Nasdaq:SGMA) is pleased to announce that it has acquired the remaining interest in its affiliate SMT Unlimited, L.P. ("SMTU"). The acquisition has resulted in SMTU becoming a wholly-owned subsidiary of the Company. In the long term, the Company plans to operate SMTU as a division of the Company. SMTU's managers continue to indicate their willingness to remain with the Company. SigmaTron believes that the acquisition of SMTU will make the Company easier to understand for both customers and investors and will assist in providing seamless service to its customers through operations in the United States, Mexico and China.

    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 800-700-9095